                                                                   EXHIBIT 12.1

                                HOMEBASE, INC.

               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                             39 WEEKS ENDED                           FISCAL YEAR ENDED
                         ----------------------- --------------------------------------------------------------
                         OCTOBER 25, OCTOBER 26, JANUARY 25, JANUARY 27, JANUARY 28, JANUARY 29,    JANUARY 30,
                            1997        1996        1997        1996        1995        1994           1993
                         ----------- ----------- ----------- ----------- ----------- -----------    -----------
Income from continuing
 operations.............   $5,322      $29,943     $27,352     $39,871     $43,333    $(74,178)       $34,149
                           ======      =======     =======     =======     =======    ========        =======
Fixed charges
Interest expense........   $4,528      $ 7,660     $10,506     $ 8,790     $ 9,125    $  7,661        $ 5,158
Capitalized interest....       18          885         900       1,600       1,100       1,391          1,660
                           ------      -------     -------     -------     -------    --------        -------
Total fixed charges.....   $4,546      $ 8,545     $11,406     $10,390     $10,225    $  9,052        $ 6,818
                           ======      =======     =======     =======     =======    ========        =======
Income from continuing
 operations and fixed
 charges................   $9,868      $38,488     $38,758     $50,261     $53,558    $(65,126)       $40,967
                           ======      =======     =======     =======     =======    ========        =======
Ratio of earnings to
 fixed charges(1).......     2.17         4.50        3.40        4.84        5.24         --  (2)       6.01
                           ======      =======     =======     =======     =======    ========        =======
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(1) The ratio of earnings to fixed charges is computed by dividing earnings by fixed charges. For this purpose, "earnings" include pre-tax income from continuing operations plus fixed charges. "Fixed charges" include interest, whether expensed or capitalized, and amortization of debt expense.

(2) Earnings were insufficient to cover fixed charges in fiscal 1993 by $74.2 million.